For Immediate Release

MEDIA CONTACT:
Blair Kennedy (919) 522-5581
blair.kennedy@vsb.com

Crescent Financial Bancshares, Inc. completes merger of VantageSouth Bank into Crescent State Bank
New bank will operate as VantageSouth Bank serving customers with expanded branch and ATM network

RALEIGH, N.C., Dec.3, 2012-Crescent Financial Bancshares, Inc. (NASDAQ: CRFN) (“Crescent Financial”), Crescent State Bank, and VantageSouth Bank announced today that they have completed the merger of VantageSouth Bank into Crescent State Bank. The combined bank now operates as VantageSouth Bank.

“We are small enough to be close to our customers, and with fresh capital, we have a greater ability to lend money than other banks our size,” said Scott Custer, CEO of the combined bank.“The merger of Crescent State Bank and VantageSouth Bank is the perfect combination for building relationships and helping meet the lending needs of businesses and individuals in the communities we serve.”
Pursuant to terms of the merger agreement, each outstanding VantageSouth Bank share was converted into Crescent Financial shares at an exchange ratio of 5.3278.

The merger combines VantageSouth's five locations with Crescent State Bank's 15 and offers customers a total of 19 ATM locations. Branch banking centers and offices have converted to VantageSouth Bank, and new signs and branch décor will be unveiled today.

•	Steve Jones, VantageSouth Bank president, will unveil the new sign at 10 a.m. at the VantageSouth Bank branch at 4711 Six Forks Rd. in Raleigh.

“The merger is good for our clients because they will have a larger network of ATMs and branches,” said Jones. “But at the same time, they will enjoy the friendly service they are accustomed to receiving and have a team of banking experts ready to handle their transactions - no matter how big or small.”

Crescent Financial's majority owner, Piedmont Community Bank Holdings, Inc., was formed in 2009 by Adam Abram and Scott Custer to build a strong community banking franchise. Custer, along with Jones and Terry S. Earley, chief financial officer of VantageSouth Bank, held executive level positions at RBC Bank before joining Piedmont with the intention of building a new North Carolina community bank. Their years of building RBC Bank and its predecessors connected the three men with some of the best bankers across the state and helped them understand the financial needs of businesses from the piedmont to the coast.

Jones, Custer and Earley are joined by Lee Roberts, chief operating officer of VantageSouth Bank, who was previously with Morgan Stanley & Co. in New York and London, and Cherokee Investment Partners, LLC, a private equity firm based in Raleigh.

The bank expects to continue to grow in 2013. In September, Crescent State Bank and East Carolina Bank jointly announced the signing of a definitive merger agreement under which Crescent Financial will acquire ECB Bancorp, Inc. for $17.75 per share or approximately $51.6 million. That transaction is expected to close in the first half of 2013 and is subject to customary closing conditions including shareholder and regulatory approval. Following the merger, the combined Crescent State Bank, VantageSouth Bank and East Carolina Bank will operate under the VantageSouth name, and it will be the largest community bank in eastern North Carolina.

Crescent Financial was represented by Bryan Cave LLP. Sandler O'Neill + Partners, L.P. served as the financial advisor to Crescent Financial's special committee of independent directors. Nelson Mullins Riley & Scarborough LLP served as the legal advisor to the special committee. VantageSouth and Piedmont were represented by Kilpatrick Townsend & Stockton LLP.

About VantageSouth Bank:
VantageSouth Bank was established in 1998, and serves central North Carolina to the coast, with 20 banking centers in the following cities: Apex, Burlington, Cary, Clayton, Fayetteville, Garner, Holly Springs, Knightdale, Pinehurst, Raleigh, Salisbury, Sanford, Southern Pines and Wilmington. VantageSouth Bank was formed through the merger of VantageSouth Bank into Crescent State Bank. The holding company for the bank is Crescent Financial Bancshares, Inc., based in Raleigh. Crescent Financial Bancshares, Inc. stock can be found on the NASDAQ Global Market trading under the symbol CRFN. For more information about VantageSouth Bank visit www.vantagesouth.com.
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Forward-looking Statements

Information in this press release contains forward-looking statements with respect to the expected acquisition of ECB Bancorp, Inc. (“ECBE”) by Crescent Financial. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by such forward-looking statements, including without limitation: delays in obtaining or failure to receive required regulatory approvals, including approval by the Office of the North Carolina Commissioner of Banks and the FDIC; the possibility that fewer than the required number of ECBE's stockholders vote to approve the merger; the occurrence of events that would have a material adverse effect (as defined in the Agreement) on ECBE or Crescent Financial; potential delays in the closing of the merger, potential deposit attrition, higher than expected costs, customer loss and business disruption associated with business integration, including, without limitation, potential difficulties in maintaining relationships with key personnel, technological integration, and other integration related-matters; other uncertainties arising in connection with the proposed merger; and risk factors that are discussed in Crescent Financial's and ECBE's filings with the Securities and Exchange Commission (“SEC”), including without limitation their respective Annual Reports on Form 10-K, their respective Quarterly Reports on Form 10-Q and their respective Current Reports on Form 8-K. Crescent Financial does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional Information and Where to Find It

In connection with the proposed merger, Crescent Financial Bancshares, Inc. (“CRFN”) filed with the Securities and Exchange Commission (“SEC”) on November 21, 2012 a Registration Statement on Form S-4 that includes a preliminary Joint Proxy Statement of CRFN and ECB Bancorp, Inc. (“ECBE”) and a preliminary Prospectus of CRFN (together with the Joint Proxy Statement, as amended, the “Joint Proxy Statement/Prospectus”). The companies will file with the SEC other relevant materials in connection with the proposed merger. Once the Registration Statement is declared effective by the SEC, the companies will mail the Joint Proxy Statement/Prospectus to their respective shareholders. SHAREHOLDERS OF BOTH CRFN AND ECBE ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING CRFN, ECBE AND THE PROPOSED MERGER. You will be able to obtain a free copy of the Registration Statement, as well as other filings containing information about Crescent Financial Bancshares, Inc. at the SEC's Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either Crescent Financial Bancshares, Inc., 3600 Glenwood Avenue, Suite 300, Raleigh, NC 27612, Attention: Terry Earley, Executive Vice President and Chief Financial Officer, or ECB Bancorp, Inc., Post Office Box 337, Engelhard, NC 27824, Attention: Tom Crowder, Chief Financial Officer.

CRFN, ECBE and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of CRFN and ECBE in favor of the merger. Information about the directors and executive officers of ECB Bancorp, Inc. and their ownership of ECBE common stock is set forth in ECBE's definitive proxy statement filed with the SEC on April 27, 2012 and available at the SEC's Internet site (http://www.sec.gov) and from ECB Bancorp, Inc. at the address set forth in the preceding paragraph. Information about the directors and executive officers of Crescent Financial Bancshares, Inc. and their ownership of CRFN common stock is set forth in CRFN's definitive proxy statement filed with the SEC on April 5, 2012 and available at the SEC's internet site (http://www.sec.gov) and from CRFN at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants and other persons who may be deemed participants in the solicitation may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Analyst Contact:
Terry Earley (919) 659-9015
Chief Financial Officer

Source:Crescent Financial Bancshares, Inc.